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                                                                 EXHIBIT 1(c)
               [______%] [FLOATING RATE] JUNIOR SUBORDINATED
                            DEFERRABLE INTEREST
                    DEBENTURES SERIES [II, III, OR IV]
                            PURCHASE AGREEMENT


          THIS [_____%] [FLOATING RATE] JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES SERIES [II, III OR IV] PURCHASE AGREEMENT ("Agreement"), dated as of __________, ____, is by and between OLD KENT CAPITAL TRUST [II, III, or IV], a Delaware statutory business trust (the "Trust"), and OLD KENT FINANCIAL CORPORATION, a Michigan corporation with its principal office in Grand Rapids, Michigan (the "Company").

          WHEREAS, the Company, the Trust, and _________________, as representative[s] of the several underwriters named therein, have entered into an Underwriting Agreement dated as of __________, ______ (the "Underwriting Agreement"), relating to the purchase and sale of the Trust's [_____%] [Floating Rate] Subordinated Capital Income Securities, Series [II, III or IV], liquidation amount $1,000.00 per security (the "Capital Securities" and together with the Guarantee (as defined in the Underwriting Agreement), the "Securities");

          WHEREAS, in connection with the purchase and sale of the Securities, the Company, as sponsor of the Trust, has agreed to purchase from the Trust, and the Trust has agreed to sell to the Company, [_____%] [Floating Rate] Common Securities, liquidation amount $_____ per security (the "Common Securities"), of the Trust; and

          WHEREAS, the Trust has agreed to invest the proceeds of the sale of the Securities and the Common Securities in the [_____%] [Floating Rate] Junior Subordinated Deferrable Interest Debentures Series [II, III or IV] (the "Debentures") of the Company issued pursuant to the Indenture dated as of __________, 199_, by and between the Company and _____________________, a ________ banking corporation, as Trustee (as supplemented or amended, the "Indenture").

          NOW, THEREFORE, the parties hereto agree, intending to be legally bound, as follows:

     1. PURCHASE AND SALE. In reliance upon the representations and warranties herein set forth, the Company and the Trust agree that the Company will sell to the Trust, and the Trust will purchase from the Company, $__________ aggregate principal amount of the Debentures at an aggregate purchase price of $___________.

     2. DELIVERY AND PAYMENT. Delivery of and payment for the Debentures shall be made at 9:30 a.m. New York City time on the Closing Date (as defined in the Underwriting Agreement), or at such other date and time as may be agreed upon by the parties hereto. Delivery of the Debentures shall


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be made to the Trust against payment by the Trust of the purchase price therefor to or upon the order of the Company by wire transfer of immediately available funds or such other manner of payment as may be agreed upon by the parties hereto.

     3.   REPRESENTATIONS AND WARRANTIES.

          (a) The Company represents and warrants that the Debentures have been duly authorized and, when executed and authenticated against payment therefor in accordance with the provisions of the Indenture, will constitute legal, valid, and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

          (b) The Trust represents and warrants that, except as required or contemplated by the Amended and Restated Declaration of Trust of the Trust dated as of __________, ____, the Debentures are being acquired for investment and not with a view to distribution or resale.

     4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

          The parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first written above.


                                   OLD KENT CAPITAL TRUST [II, III or IV]


                                   By _____________________________________
                                      Name:
                                      Title:    Regular Trustee


                                   OLD KENT FINANCIAL CORPORATION


                                   By _____________________________________
                                      Name:
                                      Title:







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